CERTIFICATE OF INCORPORATION

                                       OF

                              S&P INVESTMENTS CORP.


     FIRST: The name of the corporation is S & P Investments Corp.

     SECOND: The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $1.00 per share.

     FIFTH: The name and mailing address of the incorporator is John E. Lowe, 333 West Wacker Drive, Suite 2600, Chicago, Illinois 60606.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     SEVENTH: The election of directors need not be by written ballot.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereunto set his hand and seal this 9th day of November, 1984.

                                                    /s/ John E. Lowe
                                                    --------------------------
                                                    John E. Lowe, Incorporator

                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                           OF S & P INVESTMENTS CORP.


1. The name of the Corporation is S & P INVESTMENTS CORP.

2. The Certificate of Incorporation of the Corporation is amended as follows:

     A. Article FOURTH is amended to read as follows:

     "FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 93,250 shares, of which 750 shares of no par value per share shall be designated "Common Stock" and 92,500 shares of the par value of $100 per share shall be designated "Preferred Stock". The voting powers and the designations, preferences, and the relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions on, the Common Stock and Preferred Stock are as follows:

          (1) As used in this Certificate of Incorporation, the following terms shall have the following meanings:

               (a) "Board" shall mean the Board of Directors of the Corporation.

               (b) "Corporation" shall mean S&P Investments Corp.

               (c) "Liquidation Value" of a share of Preferred Stock shall mean at any given date of determination with respect to any given holder of Preferred Stock the sum of (i) the par value of such share, and (ii) the amount of all unpaid cumulative dividends on such share.

               (d) "Non-Compliance Event" shall mean the failure, as long as Joseph P. Sullivan and Jay D. Proops are collectively the owner of not less than 75 shares of Common Stock (as that number of shares may be adjusted by reason of stock splits, stock dividends, and other similar dilutive events), of the stockholders entitled to vote for the election of directors to elect as members of the Board, and maintain in office, four nominees selected by said named individuals (or if only one of said named individuals is a holder of such shares, four nominees selected by said individual).

               (e) "Original Issue Date" shall mean the date on which the first share of Preferred Stock was originally issued.

               (f) "Redemption Date" shall mean each date fixed for redemption of Preferred Stock as determined pursuant to Section 5(a) of this Article.

               (g) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

          (2) (a) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board, out of assets of the Corporation legally available therefor, preferential cumulative dividends at a compound rate per annum equal to 2 percentage points plus the "prime rate" in effect from time to time at The First National Bank of Chicago, multiplied by the par value of the Preferred Stock. Notwithstanding the foregoing, if the Non-Compliance Event shall occur, dividends shall cease to accumulate with respect to the Preferred Stock. Such dividends shall accumulate on a compound basis on each share from the Original Issue Date, and shall accumulate from day to day whether or not earned or declared, to and including the date on which such share is redeemed and (if redeemed) the full Redemption Price therefor is paid pursuant to Section 5 of this Article, and with the compounding being done on the accumulated but unpaid dividends on a daily basis. Dividends shall be cumulative so that, to the extent dividends are not declared, the holders of Preferred Stock shall continue to have the right to receive the undeclared balance of the dividends as compounded, when declared by the Board.

               (b) If, at any time, the Corporation shall pay a dividend on the Preferred Stock which is less than the full amount of the cumulative dividend payable, then such dividend shall be distributed such that an equal amount thereof will be paid with respect to each outstanding share of Preferred Stock.

               (c) At any time that all cumulative dividends on the Preferred Stock have been paid in full and the Preferred Stock fully redeemed, then dividends may be declared and paid on or set apart for the outstanding Common Stock out of any assets at the time legally available therefor.

          (3) (a) In the event of any liquidation, dissolution or winding-up of the business of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount in cash equal to the Liquidation Value. All of said preferential amounts to be paid to the holders of Preferred Stock shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of Common Stock in connection with such liquidation, dissolution or winding-up.

               (b) If the assets of the Corporation to be distributed to holders of Preferred Stock are insufficient to pay the Liquidation Value in full, then all assets to be distributed to such holders shall be distributed among them ratably, according to the number of shares of Preferred Stock held by each such holder.

               (c) After the payment in cash to the holders of Preferred Stock of the full Liquidation Value, the holders of Common Stock shall be entitled to receive, ratably, according to the number of shares held by each such holder, all remaining assets of the Corporation.

               (d) A liquidation, dissolution or winding-up of the business of the Corporation, as such terms are used in this Section 3, shall not be deemed to include any consolidation or merger of the Corporation with or into any other corporation or corporations.

          (4) (a) Except as provided in Subsection (c), each holder of a share of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock held.

               (b) Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall not be entitled to vote on any matters.

               (c) At all stockholders' meetings at which directors of the Corporation are to be elected, each holder of Common Stock entitled to vote shall have as many votes as shall equal the number of shares of Common Stock owned by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

               (d) The affirmative vote of the holders of not less than 86% of the outstanding Common Stock shall be required in order to authorize:

                    (i) any amendment of this Article FOURTH or of Article
               SIXTH; or

                    (ii) any amendment to the by-laws of the Corporation.

               (5) (a) The Corporation may, at the option of the Board, redeem the Preferred Stock in whole or in part, as follows:

                    (i) The redemption price for each share of Preferred Stock shall be an amount in cash equal to the Liquidation Value (such amount being hereinafter referred to as the "Redemption Price").

                    (ii) In the event of such a redemption of only a part of the then outstanding Preferred Stock, the Corporation shall effect such redemption, in multiples of 1,000 shares, ratably according to the number of shares of Preferred Stock held by each holder of the Preferred Stock.

                    (iii) At least 30 days and not more than 60 days prior to
               the date fixed for any redemption of the Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, registered or certified mail, return receipt requested, to each holder of record of the Preferred Stock at his post office address last shown on the records of the Corporation. The Redemption Notice shall state:

                         (A) The Redemption Date:

                         (B) Whether all or less than all of the outstanding
                    shares of Preferred Stock are to be redeemed;

                         (C) The number of shares of Preferred Stock held by the
                    holder that the Company intends to redeem;

                         (D) The Redemption Price; and

                         (E) That the holder is to surrender to the Corporation,
                    by delivery to the Corporation, his certificate or certificates representing the shares of Preferred Stock to be redeemed.

                    (iv) On the Redemption Date the Corporation shall deliver to each holder of Preferred Stock whose shares are to be redeemed a certified or bank cashier's check in an amount equal to the Redemption Price multiplied by the number of shares of Preferred Stock to be redeemed from that holder; and on or after each Redemption Date, each holder of Preferred Stock whose Preferred Stock has been redeemed shall surrender such holder's certificate(s) for the shares of Preferred Stock so redeemed (endorsed for transfer, or accompanied by a separate stock transfer power endorsed for transfer, to the Corporation) to the Corporation. In the event less than all shares represented by said certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (v) If the Redemption Notice shall have been duly given, and if on the Redemption Date the full Redemption Price has been paid to the stockholder, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accumulate after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, with the sole exception of the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

               (b) The Corporation's right to redeem Preferred Stock pursuant to this Section 5 is subject to the Corporation having available funds which, under Delaware law, may legally be used for such purpose.

     (6) No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     (7) Without limiting the generality of Section 4(d) of this Article FOURTH, the provisions of this Article FOURTH may not be amended with respect to the Preferred Stock without the prior written consent of the holders of all Preferred Stock which is outstanding at the time of the Amendment."

B. Article SIXTH is amended to read as follows:

"SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The number of directors of the Corporation shall be nine. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board shall have power without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purposes; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

     (3) The Board in its discretion may submit any contract or act theretofore approved by the Board for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meetings and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     (5) The stockholders shall have the sole power to adopt, alter, amend or rescind the by-laws of the Corporation.

     (6) The affirmative vote of not less than seven of the directors shall be required in order to authorize the taking of any of the following actions by the
Corporation:

          (a) the termination of the employment of John E. Gutknecht or Charles
     E. Seaton prior to the fourth anniversary of closing of the purchase by the Corporation of the assets of the Kaiser Agricultural Chemicals Division of Kaiser Aluminum & Chemical Corporation (the "Business") unless the Corporation elects to value the shares of Common Stock owned by the individual whose employment is to be terminated on a fully vested basis;

          (b) the acquisition by the Corporation of any business which is substantially unrelated to the Business, or the disposition by the Corporation of a material portion of the Business;

          (c) the redemption of any Common Stock other than pursuant to the provisions of any written Shareholders Agreement among the Corporation and its holders of shares of Common Stock;

          (d) the payment of any dividend (whether in cash or in kind) on the Common Stock, or the making of other distribution to the stockholders of the Corporation, other than:

               (i) payment of dividends on and redemption of Preferred Stock as expressly permitted pursuant to Article FOURTH;

               (ii) payments under a Tax Allocation Agreement with the parent of the consolidated group of which the Corporation is a member, and

               (iii) payments of expenses incurred by stockholders on behalf of or for the benefit of the Corporation for which said stockholders are entitled to reimbursement;

          (e) without limiting the generality of subparagraph (d), the payment of any dividend or redemption of any stock which is prohibited under or is an event of acceleration under the terms of any loan or other agreement to which the Corporation is a party;

          (f) a merger of the Corporation or any Subsidiary where it is not the survivor (other than a merger of a Subsidiary into the Corporation or another Subsidiary), a merger of the Corporation where it is the survivor, but which results in a change to the capitalization of the Corporation, or a consolidation of the Corporation;

          (g) a sale of substantially all of the assets of the Corporation or of any Subsidiary;

          (h) the liquidation of the Corporation; or

          (i) any amendment to any Tax Allocation Agreement which shall be entered into between the Corporation and any corporation which is its parent for the purposes of filing consolidated Federal income tax returns.

     3. The aforesaid amendments were duly adopted by the Board of Directors of the Corporation by unanimous written consent in accordance with the provisions of Section 141(f) of The General Corporation Law of the State of Delaware, and by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of said law.

     IN WITNESS WHEREOF, said S&P INVESTMENTS CORP. has caused this Certificate to be signed by Jay D. Proops, its Vice President, and attested by Joseph P. Sullivan, its Assistant Secretary, this 28th day of February, 1985.

                                            S & P INVESTMENTS CORP.

                                            By: /s/ Jay D. Proops
                                                -----------------
                                                Jay D. Proops,
                                                Vice President


ATTEST:

/s/ Joseph P. Sullivan
----------------------
Joseph P. Sullivan,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                           OF S & P INVESTMENTS CORP.


     S & P INVESTMENTS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the directors and the stockholders of said corporation, by joint written consent dated February 28, 1985, duly adopted resolutions setting forth an amendment to said Certificate of Incorporation as follows:

     RESOLVED: That Article First of the Certificate of Incorporation of the corporation is hereby amended to read as follows:

          "FIRST: The name of the corporation is KAISER AGRICULTURAL CHEMICALS INC."

     SECOND: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said S & P INVESTMENTS CORP. has caused this certificate to be signed by its President and attested by its Secretary this 28th day of February, 1985.

                                             S & P INVESTMENTS CORP.


                                             By: /s/ John E. Gutknecht
                                                 ----------------------------
                                                 John E. Gutknecht, President


ATTEST:


By: /s/ Jay D. Proops
-------------------------------
    Jay D. Proops, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                       KAISER AGRICULTURAL CHEMICALS INC.


     1. The name of the Corporation is Kaiser Agricultural Chemicals Inc.

     2. The Certificate of Incorporation is amended as follows:

          A. The first sentence of Article FOURTH is amended to read as follows:

               "FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 95,750 shares of which 750 shares of no par value per share shall be designated "Common Stock" and 95,000 shares of the par value of $100 per share shall be designated "Preferred Stock"."

          B. Section (1)(d) of Article FOURTH is amended to read as follows:

               (d) "Non-Compliance Event" shall mean the failure, as long as Joseph P. Sullivan ("Sullivan"), Jay D. Proops, ("Proops") and their permitted transferees (as defined in a Shareholders Agreement between KAC Holdings, Inc., a Delaware corporation ("Holdings"), Sullivan, Proops and Great American Management and Investment, Inc.) are collectively the owner of not less than 75 shares of Common Stock of Holdings (as that number of shares may be adjusted by reason of stock splits, stock dividends, and other similar dilutive events), of the stockholders of Holdings, to elect as members of the board of directors of Holdings, and maintain in office, two nominees selected by Sullivan and Proops (or if one of said named individuals is a holder of such shares, two nominees selected by said individual);

          C. Section (4)(d) of Article FOURTH is hereby deleted in its entirety.

          D. Section 1 of Article SIXTH is amended to read as follows:

               (1) The number of directors of the Corporation shall be five. Election of directors need not be by ballot unless the by-laws so provide.

          E. The first sentence of Section 6 of Article SIXTH is amended to read as follows:

               (6) The affirmative vote of not less than four of the directors shall be required in order to authorize the taking of any of the following actions by the Corporation:

          F. Section 6(f) of Article SIXTH is amended to read as follows:

               "(f) a merger of the Corporation or any Subsidiary where it is not the survivor (other than a merger of a Subsidiary into the Corporation or another Subsidiary, or a merger between the Corporation and S&P No. 2, Inc., a Delaware corporation or with S&P Branded Fertilizers, Inc., a Delaware corporation ("Estech")), a merger of the Corporation where it is the survivor but which results in a change to the capitalization of the Corporation, or a consolidation of the Corporation (other than a consolidation with Estech);".

     3. The aforesaid amendments were duly adopted by the Board of Directors of the Corporation by unanimous written consent in accordance with the provisions of Section 141(f) of The General Corporation Law of the State of Delaware, by the holders of Common Stock of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of said law, and by the unanimous consent of all holders of Preferred Stock in accordance with Section (7) of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended.

     IN WITNESS WHEREOF, said KAISER AGRICULTURAL CHEMICALS INC. has caused this Certificate to be signed by Joseph P. Sullivan, its Chairman of the Board, and attested by David W. Schoenberg, its Asst. Secretary, this 6th day of January, 1986.


                                       KAISER AGRICULTURAL CHEMICALS INC.


                                       By: /s/ Joseph P. Sullivan
                                           ------------------------------------
                                           Joseph P. Sullivan
                                           Chairman of the Board

ATTEST:


/s/ David W. Schoenberg
---------------------------------------
David W. Schoenberg Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                        ESTECH BRANDED FERTILIZERS, INC.
                                      INTO
                       KAISER AGRICULTURAL CHEMICALS INC.
                                    ********


     The undersigned corporations

     DO HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

     NAME                                             STATE OF INCORPORATION

     Estech Branded Fertilizers, Inc.                          Delaware
     Kaiser Agricultural Chemicals Inc.                        Delaware

     SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation of the merger is Kaiser Agricultural Chemicals Inc., a Delaware corporation. When the merger is effective, the name of the surviving corporation shall be changed to Vigoro Industries, Inc.

     FOURTH: That the Certificate of Incorporation of Kaiser Agricultural Chemicals Inc., a Delaware corporation, which is the surviving corporation, shall be amended so that, Article "FIRST", in its entirety, and the first sentence of Article "FOURTH" shall read as follows:

     "FIRST: The name of the corporation is VIGORO INDUSTRIES, INC."

     "FOURTH: The number of shares of capital stock which the corporation is authorized to issue is 151,000 of which 1000 shares of no par value per share shall be designated 'Common Stock' and 150,000 shares of the par value of $100 per share shall be designated `Preferred Stock'."

     Except as so amended the Certificate of Incorporation of Kaiser Agricultural Chemicals Inc. (including the provisions of Article FOURTH other than the first sentence thereof) shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2007 West Highway 50, Fairview Heights, Illinois, 62208.

     SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

     Dated: July 31, 1986

                                    KAISER AGRICULTURAL CHEMICALS INC.


                                    By:  /s/ Charles E. Seaton
                                        ---------------------------------
                                        Charles E. Seaton, President
ATTEST:

By: /s/ David W. Schoenberg
   ----------------------------------
    Assistant, Secretary

                                    ESTECH BRANDED FERTILIZERS, INC.



                                    By:  /s/ Mark G. Bamburger
                                        ----------------------------------
                                        Mark G. Bamburger, President

BY: /s/ Robert M. Van Patten
   ----------------------------------
   Robert M. Van Patten, Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VIGORO INDUSTRIES, INC.


     VIGORO INDUSTRIES, INC., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation.

     RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by changing the first sentence of the Article thereof numbered FOURTH so that, as amended, such sentence shall be and read as follows:

          "FOURTH: The number of shares of capital stock which the Corporation is authorized to issue is 351,000 of which 1,000 shares of no par per share shall be designated "Common Stock" and 350,000 shares of the par value of $100 per share shall be designated "Preferred Stock"."

     FURTHER RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by changing the first sentence of Subsection
     (a) of Section 2 of the Article thereof numbered FOURTH so that, as amended, such sentence shall be and read as follows:

          "(2) (a) The holders of the Preferred Stock issued prior to November 27, 1987 shall be entitled to receive, when and as declared by the Board, out of assets of the Corporation legally available therefore, preferential cumulative dividends at a compound rate per annum equal to 2 percentage points plus the "prime rate" in effect from time to time at The First National Bank of Chicago, multiplied by the par value of the Preferred Stock."

     FURTHER RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by substituting the word "monthly" for the word

     "daily" as the penultimate word of the third sentence of Subsection (a) of
     Section 2 of the Article thereof numbered FOURTH.

     FURTHER RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by changing the designation of Subsection (b) of Section 2 of the Article thereof numbered FOURTH to be Subsection "(c)" and by changing the designation of Subsection (c) of Section 2 of the Article thereof numbered FOURTH to be Subsection "(d)".

     FURTHER RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by adding Subsection (b) to Section 2 of the Article thereof numbered FOURTH immediately after Subsection (a) of such
     Section 2 and immediately prior to Subsection "(c)" as redesignated in accordance with the immediately preceeding resolution to read as follows:

          "(b) On or after November 27, 1987, the Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and may be entitled to receive such dividends at such rate or rates and at such times as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority so to do which is hereby vested in the Board of Directors of the Corporation."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said VIGORO INDUSTRIES, INC. has caused this Certificate to be signed by Robert M. Van Patten, its Vice President and Gerard
W. Winterbottom, its Assistant Secretary, this 27th day of November, 1987.

                                                VIGORO INDUSTRIES, INC.


                                                By: /s/ Robert M. Van Patten
                                                    ------------------------
                                                    Robert M. Van Patten,
                                                    Vice President

Attested by:


/s/ Gerald W. Winterbottom
--------------------------
Gerard W. Winterbottom,
Assistant Secretary

                        CERTIFICATE OF STOCK DESIGNATION

                                       OF


                             VIGORO INDUSTRIES, INC.


     Certificate of the Designation, Preferences and Relative, Participating, Optional and Other Special Rights of the Series A Preferred Stock, Par Value $100 per share, and the Qualifications, Limitations and Restrictions Thereof Which Have Not Been Set Forth in the Certificate of Incorporation, as amended.

                      ------------------------------------

                 Pursuant to Sections 141 and 151 of the General
                    Corporation Law of the State of Delaware

                      ------------------------------------

     We, the undersigned, Robert M. Van Patten and Gerard W. Winterbottom, Vice President and Assistant Secretary, respectively, of Vigoro Industries, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY that the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted the following resolution:

     RESOLVED: That the Board of Directors hereby provides for the issue of a series of shares pursuant to the provisions of Subsection (b) of Article FOURTH of the Certificate of Incorporation, as amended, of $100 par value Preferred Stock of the Corporation, and hereby fixes the designation, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof as those set forth in said Article FOURTH and as follows:

     (A) Designation. This series is designated as the Series A Preferred Stock of the Corporation (the "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock. Subject to the provisions of any resolutions adopted by the Board of Directors providing for the issue of any other series of Preferred Stock, all shares of the Series A Preferred Stock shall share on a parity with all other series of Preferred Stock in respect of the right to receive dividends and payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (B) Amount. The Series A Preferred Stock shall consist of 32,000 shares, as decreased from time to time (but not below the number of shares of the Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors.

     (C) Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of assets of the Corporation legally available therefor, preferential cumulative dividends at a compound rate of thirteen percent (13%) per annum multiplied by the par value of the Series A Preferred Stock. Notwithstanding the foregoing, if the Non-Compliance Event shall occur, dividends shall cease to accumulate with respect to the Series A Preferred Stock. Such dividends shall accumulate on a compound basis on each share from November 30, 1987, and shall accumulate from day to day whether or not earned or declared, to and including the date on which such share is redeemed and (if redeemed) the full Redemption Price therefor is paid pursuant to Section 5 of such Article FOURTH, and with the compounding being done on the accumulated but unpaid dividends on a monthly basis. Dividends shall be cumulative so that, to the extent dividends are not declared, the holders of Series A Preferred Stock shall continue to have the right to receive the undeclared balance of the dividends as compounded, when declared by the Board of Directors of the Corporation.

     (D) No Other Rights or Powers. The shares of the Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this Resolution and in the Certificate of Incorporation, as amended, of the Corporation.

     IN WITNESS WHEREOF, said Vigoro Industries, Inc. has caused this Certificate to be signed by Robert M. Van Patten, its Vice President, and attested by Gerard W. Winterbottom, its Assistant Secretary, this 30th day of November, 1987.

                                                 VIGORO INDUSTRIES, INC.

                                                 By: /s/ Robert M. Van Patten
                                                     ------------------------
                                                     Robert M. Van Patten,
                                                     Vice President
ATTESTED BY:


/s/ Gerard W. Winterbottom
--------------------------
Gerard W. Winterbottom,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF


                             VIGORO INDUSTRIES, INC.



     VIGORO INDUSTRIES, INC., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation.

          RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by changing subsection (d) of Section 2 of the Article numbered FOURTH so that, as amended, such subsection shall be and read as follows:

          "(d) At any time that all cumulative dividends on the Preferred Stock have been paid in full, then dividends may be declared and paid on and set apart for the outstanding Common Stock out of any assets at the time legally available therefor."

          FURTHER RESOLVED: That the Certificate of Incorporation of Vigoro Industries, Inc. be amended by changing subsections (a) (iv), and (v) of
     Section 5 of the Article numbered FOURTH so that, as amended, such subsections shall be and read as follows:

          "(iv) On the Redemption Date and upon surrender by the holder or holders thereof of the certificate or certificates for shares of Preferred Stock to be redeemed, the Corporation shall deliver to each such holder of Preferred Stock whose shares are to be redeemed a certified or bank cashier's check in an amount equal to the Redemption

          Price multiplied by the number of shares of Preferred Stock to be redeemed from that holder; and on and after each Redemption Date, each holder of Preferred Stock whose Preferred Stock has been redeemed shall surrender such holder's certificate(s) for the shares of Preferred Stock so redeemed (endorsed for transfer, or accompanied by a separate stock power endorsed for transfer, to the Corporation) to the Corporation. In the event less than all shares represented by said certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (v) If the Redemption Notice shall have been duly given, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accumulate after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, with the sole exception of the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said VIGORO INDUSTRIES, INC. has caused this Certificate to be signed by Robert M. Van Patten, its Executive Vice President and Gerard W. Winterbottom, its Assistant Secretary, this 12th day of July, 1989.

                                             VIGORO INDUSTRIES, INC.

                                             By: /s/ Robert M. Van Patten
                                                 ------------------------------
                                                 Robert M. Van Patten,
                                                 Executive Vice President
Attested by:


/s/ Gerard W. Winterbottom
----------------------------------
Gerard W. Winterbottom,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             VIGORO INDUSTRIES, INC.

     VIGORO INDUSTRIES, INC., a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation.

     (i) That Section (1) of Article Sixth of the Certificate of Incorporation of the Corporation, as amended, be and is hereby amended in its entirety so that as amended, said Article shall be and read as follows:

          "(1) The number of directors shall be determined in accordance with the by-laws."

     (ii) That the Certificate of Incorporation of the Corporation is hereby amended by the addition of the following as the NINTH Article of the Certificate of Incorporation of the Corporation:

          "NINTH: (a) The corporation shall indemnify (i) any person who was a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (ii) any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), in judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under Section 145 of the Delaware General Corporation Law, as amended from time to time, or the indemnification provisions of any successor statute.

                  (b) The foregoing provisions of this Article Ninth shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article Ninth is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or therefore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article Sixth. The board of directors in its discretion shall have power on behalf of the corporation to enter into agreements with respect to the indemnification of any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee, agent or otherwise acting on behalf of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     (iii) That the Certificate of Incorporation of the Corporation is hereby amended by the addition of the following as the TENTH Article of the Certificate of Incorporation of the Corporation:

          "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty for loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction form which the director derived any improper personal benefit. If the General Corporation Law of the state of Delaware is amended after this Amended Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

               Any repeal or modification of the provisions of this Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such appeal or modification. In the event that any of the provisions of this Article TENTH (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to the aforesaid amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation VIGORO INDUSTRIES, INC. has caused this certificate to be signed and attested to this 21st day of March, 1991.

                                             VIGORO INDUSTRIES, INC.

                                             By: /s/ Robert M. Van Patten
                                                 ------------------------
                                                 Its: Executive Vice President

Attested by:

By: /s/ Gerard W. Winterbottom
    -------------------------
    Its: VP Finance

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VIGORO INDUSTRIES, INC.


     The undersigned officers, Robert M. Van Patten and Rose Marie Williams, President and Secretary, respectively, of Vigoro Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Article One of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

                                  "ARTICLE ONE

              The name of the corporation is IMC AgriBusiness Inc."


2. This Certificate of Amendment was duly adopted by the sole director and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 19th day of September, 1996.

                                                     VIGORO INDUSTRIES, INC.

                                                     By: /s/Robert M. Van Patten
                                                         -----------------------
                                                         Robert M. Van Patten
                                                         President

Attest:


/s/ Rose Marie Williams
-----------------------
Rose Marie Williams
Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          FRANKFORT SUPPLY CENTER, INC.

                                  WITH AND INTO

                              IMC AGRIBUSINESS INC.



                         PURSUANT TO SECTION 253 OF THE
                        DELAWARE GENERAL CORPORATION LAW


     Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), IMC Agribusiness Inc., a Delaware corporation (the "Company"), hereby certifies the following information relating to the merger (the "Merger") of Frankfort Supply Center, Inc., an Ohio corporation ("Frankfort") with and into the Company:

     FIRST: The names and states of incorporation of each of the constituent corporations to the Merger are as follows: Frankfort Supply Center, Inc., an Ohio corporation, and IMC Agribusiness Inc., a Delaware corporation.

     SECOND: The Company owns 100% of the outstanding shares of the Common Stock, without par value, of Frankfort, and Frankfort has no other class of capital stock outstanding.

     THIRD: The Board of Directors of the Company has determined to merge Frankfort with and into the Company under Section 253 of the DGCL pursuant to the following resolutions duly adopted by the Board of Directors of the Company on July 1, 1997, on the terms set forth in such resolutions:

     WHEREAS, the Company owns 100% of the outstanding shares of the Common Stock, without par value (the "Frankfort Common Stock"), which is the only outstanding class of capital stock, of Frankfort Supply Center, Inc., an Ohio corporation ("Frankfort"), and desires to merge Frankfort with and into itself;

     NOW, THEREFORE, BE IT RESOLVED, that Frankfort be merged with and into the Company, pursuant to and in accordance with Section 253 of the Delaware Law (the "Merger") and that the proper officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to take any and all actions they deem necessary or advisable in connection therewith; RESOLVED, that the Company shall be the surviving corporation in the Merger;

     RESOLVED, that upon the Merger becoming effective, each share of Frankfort Common Stock outstanding shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in such form as the officer or officers executing the same shall approve, the signature of such officer or officers thereon to be conclusive evidence of the approval of such form; and

     RESOLVED, that any and all actions heretofore or hereafter taken by the proper officers of the Company relating to and within the terms of this resolution are hereby ratified and confirmed as the acts and deeds of the Company.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on the 1st day of July, 1997, and affirms the statements contained therein as true under the penalties of perjury.

                                    IMC AGRIBUSINESS INC.



                                    BY: /s/ Rose Marie Williams
                                        ----------------------------
                                        Rose Marie Williams
                                        Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                               HUTSON COMPANY INC.

                            (a Kentucky corporation)

                                  with and into

                              IMC AGRIBUSINESS INC.

                            (a Delaware Corporation)

                       ----------------------------------

                             Pursuant to Section 253

                         of the General Corporation Law

                            of the State of Delaware

                       ----------------------------------


IMC AgriBusiness Inc. does hereby certify that:

     1. IMC AgriBusiness Inc. (referred to as "IMC" and sometimes referred to as the "Surviving Corporation") is a corporation organized and existing under the laws of the State of Delaware.

     2. IMC is the owner of one hundred percent (100%) of the issued and outstanding shares of common stock, no par value per share, and one hundred percent (100%) of the issued and outstanding shares of preferred stock, $100 par value per share, of Hutson Company, Inc., a corporation organized and existing under the laws of the State of Kentucky ("Hutson"), and that such shares constitute the only issued and outstanding equity securities of Hutson.

     3. IMC hereby merges Hutson with and into IMC, which shall be the Surviving Corporation.

     4. Such merger of Hutson with and into IMC under Delaware State Law is intended to qualify as a liquidation of Hutson for federal income tax purposes pursuant to Sections 332 and 337(a) of the Internal Revenue Code of 1986, as amended.

     5. The following is a copy of resolutions adopted by the Board of Directors of IMC by written consent on October 10, 1997, whereby the sole director approved the merger of Hutson with and into IMC:

     "NOW, THEREFORE, BE IT RESOLVED: That the Corporation merge Hutson with and into the Corporation, and that the Corporation shall be the Surviving Corporation and Hutson shall cease to exist, and that all of the estates, properties, rights, privileges, powers, and franchises of Hutson shall be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were previously held and enjoyed by Hutson in its name, and that the Corporation shall assume all of the obligations of Hutson (the "Merger").

     FURTHER RESOLVED: That the effective date and time of the Merger shall be October 31, 1997.

     FUTHER RESOLVED: That the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation and the By-laws of the Corporation shall be the By-laws of the Surviving Corporation.

     FURTHER RESOLVED: That each issued and outstanding share of common stock, no par value per share, and each issued and outstanding share of preferred stock, $100 par value per share, of Hutson held by the Corporation shall be canceled and retired and no payment shall be made with respect thereto.

     FURTHER RESOLVED: That each issued and outstanding share of common and preferred stock of the Corporation issued and outstanding immediately prior to the effective time of the Merger shall remain the issued and outstanding shares of capital stock of the Surviving Corporation.

     FURTHER RESOLVED: That the Plan of Merger in the form attached hereto as Exhibit A is hereby approved and adopted.

     FURTHER RESOLVED: That the Merger under Delaware State Law is intended to qualify as a liquidation of Hutson for federal income tax purposes pursuant to Sections 332 and 337(a) of the Internal Revenue Code, as amended, and the Plan of Complete Liquidation of Hutson Company, Inc. in the form attached hereto as Exhibit B is hereby approved and adopted.

     FURTHER RESOLVED: That the Corporation shall cause to be executed and filed and/or recorded such documents evidencing the Merger as are prescribed by the laws of the State of Delaware, the laws of the State of Kentucky and the laws of any other appropriate jurisdiction, and will cause to be performed all necessary acts within the State of Delaware, the State of Kentucky and in any other appropriate jurisdiction.

     FURTHER RESOLVED: That the proper officers of the Corporation be, and they hereby are, authorized, directed and empowered to take all steps and do all acts and things, including the execution and delivery of documents, and to take such further actions as they shall deem necessary or convenient to effect the purposes and intent of the foregoing recitals and resolutions."

     IN WITNESS WHEREOF, IMC AgriBusiness Inc. has caused this Certificate to be executed by its duly authorized officer this 10th day of October, 1997.


                                       IMC AGRIBUSINESS INC.


                                       By: /s/ Donald Roberts
                                           ------------------------------------
                                           Donald D. Roberts, Vice President

                                    EXHIBIT A

                                 PLAN OF MERGER

                                       OF

                              HUTSON COMPANY, INC.

                                  WITH AND INTO

                              IMC AGRIBUSINESS INC.


     This Plan of Merger of Hutson Company, Inc. and IMC AgriBusiness Inc. dated this 10th day of October, 1997:

                              W I T N E S S E T H :

     Hutson Company, Inc. shall be merged with an into IMC AgriBusiness Inc. in accordance with the Plan, as follows:

     1. IMC AgriBusiness Inc. ("IMC"), which is a business corporation of the State of Delaware and is the parent corporation and owner of all of the outstanding shares of Hutson Company, Inc. ("Hutson"), which is a business corporation of the Commonwealth of Kentucky, hereby mergers Hutson into IMC pursuant to the provisions of the Kentucky Business Corporation Act and pursuant to the provisions of the laws of the jurisdiction of organization of IMC.

     2. The separate existence of Hutson shall cease at the effective time and date of the merger pursuant to the provisions of the Kentucky Business Corporation Act; and IMC shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the jurisdiction of its organization.

     3. The issued shares of Hutson shall not be converted in any manner, but each said share which is issued as of the effective time and date of the merger shall be surrendered and extinguished.

     4. The Board of Directors and the proper officers of IMC are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                                    EXHIBIT B

                               PLAN OF LIQUIDATION

                                       OF

                              HUTSON COMPANY, INC.

     This Plan of Liquidation of Hutson Company, Inc. dated October 10, 1997 (the "Plan"):

                              W I T N E S S E T H :

     Hutson Company, Inc., a Kentucky corporation (the "Corporation"), shall be completely liquidated and dissolved in accordance with the Plan, as follows:

     Section 1. The liquidation of the Corporation shall be conducted in such manner as would entitle the Corporation to such nonrecognition of gain or loss as is provided by the Internal Revenue Code of 1986, as amended (the "Code"),
Section 337(a). In addition, the liquidation of the Corporation shall be conducted in such manner as would entitle IMC AgriBusiness Inc., a Delaware corporation ("IMC"), to such nonrecognition of gain or loss as is provided by
Section 332 of the Code. This Plan shall be construed accordingly.

     Section 2. The appropriate officers of the Corporation are hereby authorized in their discretion to sell, exchange or otherwise dispose of any or all of the property and assets of the Corporation for such consideration and on such terms and conditions as they deem appropriate, and to pay or perform any or all liabilities and obligations of the Corporation.

     Section 3. All property and assets of the Corporation of whatever kind and nature and not otherwise disposed of shall be distributed to or at the direction of its stockholder in complete cancellation or redemption of all the stock of the Corporation. The transfer of the property and assets to the stockholder shall occur on or prior to October 31, 1997. On October 31, 1997 the Corporation shall have disposed of all of its property and assets of whatever kind and nature. All property and assets of the Corporation, if any, for which separate instruments of transfer have not been executed and delivered or for which acts of transfer have not otherwise been done at the close of business on October 31, 1997 shall be deemed to be distributed on that date to the stockholder of the Corporation and the Corporation shall have no further interest in such property and assets, and any interest in property or assets of whatever kind or nature which in contemplation of law the Corporation may be deemed to have retained shall be held by the Corporation not for its own use and benefit but solely as nominee for the exclusive use and benefit of its stockholder and subject to its direction.

     Section 4. The payment and discharge of the liabilities and obligations of the Corporation not paid or discharged pursuant to Section 2 hereof is hereby provided for as follows: The property and assets distributed under the liquidation shall, notwithstanding such distribution, be and remain subject to the liabilities and obligations of the Corporation to the same extent, and in the same manner, but not otherwise, as such property and assets were so subject in the hands of the Corporation provided, however, notwithstanding anything to the contrary herein contained, the stockholder of the corporation and the assets so distributed shall be subject to the liabilities and obligations of the Corporation but only to the extent, if any, and in the manner and for such a time as required by law, and not otherwise; and the stockholder shall not be required to assume personally, and shall not be deemed to have assumed personally, any liability or obligation of the Corporation, except as required by law.

     Section 5. In connection with the requirements of Sections 2, 3 and 4, the Corporation shall be merged with and into IMC in accordance with the laws of the State of Delaware and the State of Kentucky.

     Section 6. The appropriate officers of the Corporation are hereby authorized, empowered, and directed to take all steps and do all acts and things, including, without limitation, the preparation, execution and filing of a Certificate of Ownership and Merger in accordance with the General Corporation Law of the State of Delaware, the preparation, execution and filing of Articles of Merger and Plan of Merger in accordance with the Kentucky Business Corporation Act and the execution and delivery of all other documents appropriate to effectuate the purposes and intents of this Plan, especially
Section 1 hereof.

     Section 7. Anything herein to the contrary notwithstanding, the officers of the Corporation shall be and remain subject to the direction of the Board of Directors.


                                       2